Exhibit 21

SUBSIDIARIES OF ANALOG DEVICES, INC.
As of November 1, 2025

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Analog Devices Australia Pty. Ltd.	Australia
Analog Devices Pty. Ltd.	Australia
Analog Devices GmbH	Austria
Maxim Integrated Products GmbH (Austria)	Austria
Maxim Integrated GmbH	Austria
Analog Devices Canada, Ltd.	Canada
Maxim Island Holdings Corporation	Canada
Icron Technologies Corporation	Canada
Analog Devices (China) Co. Ltd.	China
Analog Devices (China) Holdings Co., Ltd.	China
Analog Devices A/S	Denmark
Analog Devices Limited Egypt LLC	Egypt
Analog Devices Microelectronics	Egypt
Trinamic OÜ	Estonia
Analog Devices (Finland) OY	Finland
Analog Devices S.A.S.	France
Analog Devices GmbH	Germany
Maxim Integrated Acquisition GmbH	Germany
Trinamic Motion Control GmbH & Co. KG	Germany
Trinamic Verwaltungsgesellschaft mbH	Germany
Maxim Integrated Products Asia Limited	Hong Kong
Maxim India Integrated Circuit Design Private Limited	India
Maxim Integrated Products India Sales Private Limited	India
Analog Devices India Private Limited	India
Analog Devices International Unlimited Company	Ireland
Analog Devices Atlantic Unlimited Company	Ireland
Analog Devices Limerick Unlimited Company	Ireland
Acuitas Silicon Limited	Ireland
Maxim Integrated Products International Limited	Ireland
Maxim Integrated Products International Sales Limited	Ireland
Linear Technology (Israel) Ltd.	Israel
Analog Devices (Israel), Ltd.	Israel
Analog Devices Srl	Italy
Linear Technology KK	Japan
Linear Technology GK	Japan

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Analog Devices, K.K.	Japan
Analog Devices Korea, Ltd.	Korea, Republic of
Analog Devices Sdn Bhd	Malaysia
Analog Devices Mexico, S. de R.L. de C.V.	Mexico
Analog Devices Nederland, B.V.	Netherlands
Analog Devices Holdings B.V.	Netherlands
Analog Devices Norway AS	Norway
Analog Devices Realty Holdings, Inc.	Philippines
Analog Devices Gen. Trias, Inc.	Philippines
Maxim Phil. Holding Corporation	Philippines
Maxim Phil. Land Corporation	Philippines
Maxim (I.P.) Enterprise Solutions Corporation	Philippines
Analog Devices SP. Z o.o.	Poland
Analog Devices Romania S.R.L.	Romania
Linear Technology PTE Ltd	Singapore
Electric Motors Test, S.L.	Spain
Analog Devices S.L.	Spain
Analog Devices A.B.	Sweden
Analog Devices Taiwan Ltd	Taiwan
Analog Devices (Thailand) Co., Ltd.	Thailand
Analog Devices Turkey Mikroelektronik Tasarim Ve Gelistirme Limited Sirketi	Turkey
Maxim Integrated Products UK Limited	United Kingdom
Calvatec Limited	United Kingdom
Analog Devices Limited	United Kingdom
Phyworks Limited	United Kingdom
Teridian Semiconductor Corp.	United States
Maxim Semiconductor Corporation (Taiwan)	United States
Hittite Microwave LLC	United States
Hittite Microwave Holding LLC	United States
Linear Technology Holding LLC	United States
Maxim International Holding, Inc.	United States
Analog Devices LLC	United States
Analog Devices Federal LLC	United States
Analog Devices International, LLC	United States